                                                                    EXHIBIT 25.2
 ==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to
Section 305(b) [_]


                THE BANK OF NEW YORK TRUST COMPANY OF CALIFORNIA
              (Exact name of trustee as specified in its charter)


                 California                           95-3571558
      (Jurisdiction of incorporation             (I.R.S. employer
           or organization if not              identification number)
           a U.S. national bank)

         700 South Flower Street
         Los Angeles, California                        90017
(Address of principal executive offices)             (Zip code)

                            Jacqueline R. McSwiggan
                 Office of the Secretary, The Bank of New York
                       48 Wall Street, New York, NY 10286
                                 (212) 495-1727
           (Name, address and telephone number of agent for service)
                      ____________________________________


                               KMART CORPORATION
              (Exact name of obligor as specified in its charter)


                    Michigan                             38-0729500
        (State or other jurisdiction of               (I.R.S. employer
         incorporation or organization)             identification number)

            3100 West Big Beaver Road
                 Troy, Michigan                               48084
    (Address of principal executive offices)               (Zip code)

                      ____________________________________

                           Pass Through Certificates
                        (Title of indenture securities)

==============================================================================

1.       GENERAL INFORMATION.

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                      Name                                  Address
                      ----                                  -------
         Federal Deposit Insurance                  25 Ecker Street
           Corporation                              San Francisco, CA 94105

         State Banking Department                   111 Pine Street, Suite 1100
                                                    San Francisco, CA 94111


         (B)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         None.  (See Note on page 3)

16.      LIST OF EXHIBITS.

         1.1 Articles of Incorporation of Security Trust Company, as filed in the office of the Secretary of State of the State of California on November 13, 1980 and filed in the office of the Superintendent of Banks, State of California on November 17, 1980.

         1.2 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Security Trust Company to Bradford Trust Company of California), as filed in the office of the Secretary of State of the State of California on January 7, 1985.

         1.3 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Bradford Trust Company of California to FIDATA Trust Company California), as filed in the office of the Secretary of State of the State of California on April 11, 1985.

         1.4 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from FIDATA Trust Company California to Wall Street Trust Company California), as filed in the office of the Secretary of State of the State of California on February 5, 1986.

         1.5 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Wall Street Trust Company California to The Bank of New York Trust Company of California), as filed in the office of the Secretary of State of the State of California on April 15, 1988.

         3. Copy of Certificate of the State Banking Department, State of California, dated January 24, 1994, authorizing the Trustee to transact a commercial banking business and to engage in the trust business at 700 South Flower Street, Los Angeles, California.

         4.      Copy of By-Laws of the Trustee.

         6.      Consent of the Trustee required by Section 321(b) of the Act.

         7. Copy of latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      NOTE


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE


         Pursuant to the requirements of the Act, the Trustee, The Bank of New York Trust Company of California, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 13th day of March, 1995.


                                        THE BANK OF NEW YORK TRUST COMPANY
                                                     OF CALIFORNIA



                                        By: /s/William F. Chambers
                                            ---------------------------
                                        Name:  William F. Chambers
                                        Title: Assistant Vice President

                                                                     EXHIBIT 1.1

                                    APPROVED

                                  NOV 11 1980

                              Richard M. Dominguez
                            Superintendent of Banks
                              State of California
                            By /s/Alida R. Buchanan
                               Alida R. Buchanan
                                    Counsel

                                    ENDORSED
                                     FILED
                    In the office of the Secretary of State
                           of the State of California
                                  NOV 13 1980
                       MARCH FONG EU, Secretary of State
                                  Leslie Glenn
                                     Deputy

                           ARTICLES OF INCORPORATION

                                       OF

                             SECURITY TRUST COMPANY


                 One:  The name of the corporation is Security Trust Company.

                 Two: The purpose of the corporation is to engage in commercial banking business and trust business and any other lawful activities which are not, by applicable laws or regulations, prohibited to a commercial bank authorized to engage in trust business; provided, however, that this corporation shall not engage in the business of making commercial loans, nor shall this corporation engage in the business of accepting deposits except for deposits related to the securities clearance business of this corporation and its affiliates, this corporation's business as acting as trustee or agent in connection with individual retirement accounts or retirement, profit sharing or other plans for corporations, partnerships or other business associations, or other trust businesses in which this corporation may engage and except for deposits from banks, trust companies or other companies affiliated with this corporation.

                 Three: The name of the corporation's initial agent for service of process is C T Corporation System, a corporation incorporated under the laws of Delaware.

                 Four: The total number of shares which the corporation is authorized to issue is one thousand (1,000).

The shares of the corporation are subject to assessment by the corporation upon order of the Superintendent of Banks of the State of California for the purpose of correcting an impairment of contributed capital in the manner and to the extent provided in Division 1 of the California Financial Code.

                 Five: No amendment to these Articles of Incorporation shall become effective unless the certificate of amendment or other instrument setting forth such amendment is filed with the Secretary of State with the approval of the Superintendent of Banks of the State of California endorsed thereon. Promptly after the amendment becomes effective, a copy of such certificate of amendment or other instrument certified by the Secretary of State shall be filed with the Superintendent of Banks.

                 IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 3rd day of November, 1980.


                                         /s/Rodney R. Peck
                                        --------------------
                                        Rodney R. Peck
                                        Incorporator

                 Rodney R. Peck declares that he is the person who executed the foregoing Articles of Incorporation and that said instrument is his act and deed.

                                          /s/Rodney R. Peck
                                        --------------------

                                     FILED
                                  NOV 17 1980
                              Richard M. Dominguez
                            Superintendent of Banks
                              State of California
                            By /s/Alida R. Buchanan
                               Alida R. Buchanan
                                    Counsel


                              STATE OF CALIFORNIA
                        OFFICE OF THE SECRETARY OF STATE



         I, MARCH FONG EU, Secretary of State of the State of California hereby certify:

         That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.


                                    IN WITNESS WHEREOF, I execute
                                    this certificate and affix the Great
                                    Seal of the State of California this

                                                       NOV 13 1980


[SEAL]                                                 /s/March Fong Eu

                                                       Secretary of State

                                                                     EXHIBIT 1.2



                                    ENDORSED
                                    APPROVED
                                  JAN 3 - 1985
                                  LOUIS CARTER
                            Superintendent of Banks
                              State of California
                             By /s/George W. Wright

                                    ENDORSED
                                     FILED
                    In the office of the Secretary of State
                                  JAN 7 - 1985
                       MARCH FONG EU, Secretary of State
                               By JAMES E. HARRIS
                                     Deputy

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION


        WILLIAM P. LYONS, JR. and WILLIAM J. WINKELMANN certify that:

        1. They are the President and the Assistant Secretary, respectively, of Security Trust Company, a California corporation.

        2. Article One of the Articles of Incorporation of Security Trust Company is amended to read as follows:

        "One: The name of the corporation is Bradford Trust Company of California."

        3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment of Articles of Incorporation has been duly approved by unanimous written consent of Security Trust Company's sole shareholder pursuant to Section 603 of the California General Corporation Law.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Dated: December 10, 1984.

                                                        /s/Bill Lyons
                                                    -------------------------
                                                           President


                                                     /s/William J. Winkelmann
                                                    -------------------------
                                                        Assistant Secretary

                                                                     EXHIBIT 1.3


                                    ENDORSED
                                    APPROVED
                                  APR 4 - 1985
                                  LOUIS CARTER
                            Superintendent of Banks
                              State of California
                             By /s/George W. Wright

                                    ENDORSED
                                     FILED
                    In the office of the Secretary of State
                                 APR 11 1985
                       MARCH FONG EU, Secretary of State
                               By JAMES E. HARRIS
                                     Deputy

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION


        WILLIAM P. LYONS, JR. and WILLIAM J. WINKELMANN certify that:

        1. They are the President and the Assistant Secretary, respectively, of Bradford Trust Company of California, a California corporation.

        2. Article One of the Articles of Incorporation of Bradford Trust Company of California is amended to read as follows:

        "One:  The name of the corporation is FIDATA Trust Company California."

        3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment of Articles of Incorporation has been duly approved by unanimous written consent of Bradford Trust Company of California's sole shareholder pursuant to Section 603 of the California General Corporation Law.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

                 Dated: 2-20-85.

                                                     /s/Bill Lyons
                                                 ------------------------
                                                        President


                                                 /s/William J. Winkelmann
                                                 ------------------------
                                                    Assistant Secretary

                                                                     EXHIBIT 1.4
                                    ENDORSED
                                    APPROVED
                                  FEB 3 - 1986
                                  LOUIS CARTER
                            Superintendent of Banks
                              State of California
                             By /s/Diana H. Ashima
                                    Counsel

                                    ENDORSED
                                     FILED
                    In the office of the Secretary of State
                           of the State of California
                                   FEB 5 1986
                       MARCH FONG EU, Secretary of State
                               By JAMES E. HARRIS
                                     Deputy

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

        WILLIAM P. LYONS, JR., and WILLIAM J. WINKELMANN certify that:

        1. They are the President and the Assistant Secretary, respectively, of Fidata Trust Company California, a California corporation.

        2. Article One of the Articles of Incorporation of Fidata Trust Company California is amended to read as follows:

        "One: The name of the corporation is Wall Street Trust Company California."

        3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment of the Articles of Incorporation has been duly approved by unanimous written consent of Fidata Trust Company California's sole shareholder pursuant to section 603 of the California General Corporation Law.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Dated: 2/3/86, at Los Angeles, California

                                                       /s/Bill Lyons
                                                   ------------------------
                                                         President

                                                   /s/William J. Winkelmann
                                                   ------------------------
                                                      Assistant Secretary

                                                                     EXHIBIT 1.5

                                    ENDORSED
                                    APPROVED
                                  APR 12 1988
                                  HOWARD GOULD
                            Superintendent of Banks
                              State of California
                              By /s/Joy Pepperman
                                 Joy Pepperman
                                    Counsel

                                    ENDORSED
                                     FILED
                    In the office of the Secretary of State
                           of the State of California
                                  APR 15 1988
                       MARCH FONG EU, Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

        WILLIAM P. LYONS, JR., and JACQUELINE R. MC SWIGGAN certify that:

        1. They are the President and Secretary, respectively, of Wall Street Trust Company California, a California corporation.

        2. Article One of the Articles of Incorporation of Wall Street Trust Company California is amended to read as follows:

        "One: The name of the corporation is The Bank of New York Trust Company of California."

        3. The foregoing amendment of the Articles of Incorporation has been duly approved by unanimous written consent of the Board of Directors of Wall Street Trust Company California pursuant to section 307(b) of the California General Corporation Law.

        4. The foregoing amendment of the Articles of Incorporation has been duly approved by written consent of the sole shareholder of Wall Street Trust Company California pursuant to section 603 of the California General Corporation Law.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: February 26, 1988, at Los Angeles, California.


                                                         /s/Bill Lyons
                                                   ---------------------------
                                                            President

Dated: February 22, 1988, at New York, New York.



                                                   /s/Jacqueline R. McSwiggan
                                                   ---------------------------
                                                            Secretary

                                                                       EXHIBIT 3

No. 1321

                              STATE OF CALIFORNIA
                            STATE BANKING DEPARTMENT


                 WHEREAS, after due examination it appears that

                THE BANK OF NEW YORK TRUST COMPANY OF CALIFORNIA
                   having its principal place of business in

THE CITY OF LOS ANGELES County of LOS ANGELES, State of California, has complied with all the provisions of the Banking Law of the State of California, and with all other necessary requirements of law relating thereto;

         NOW, THEREFORE, I, the undersigned, Superintendent of Banks of the State of California, do certify that said bank is qualified and is hereby authorized to transact a COMMERCIAL banking business AND TO ENGAGE IN THE TRUST BUSINESS at 700 SOUTH FLOWER STREET in THE CITY OF LOS ANGELES County of LOS ANGELES State of California

[SEAL] IN TESTIMONY WHEREOF witness my hand and Seal this 24TH day of JANUARY 1994 at San Francisco, California.

                                        /s/J E Gilleran

                                        Superintendent of Banks
                                        State of California

                                                                       EXHIBIT 4

                                 B Y - L A W S

                                       of

                THE BANK OF NEW YORK TRUST COMPANY OF CALIFORNIA


                                   ARTICLE I

                                  Head Office

                         Section 1.      The head office for the transaction of
                 the business of the corporation is hereby fixed and located at
                 700 South Flower Street, 2nd fl., Los Angeles, California.
AMENDED          The board of directors may change said head office from one
12/1/93          location to another with the written approval of the
                 Superintendent of Banks of the State of California.

                         Section 2. The board of directors may establish and maintain one or more branch offices within the State of California when authorized by the Superintendent of Banks of the State of California.

                                   ARTICLE II

                            Meetings of Shareholders

                         Section 1. All meetings of the shareholders shall be held at any place within or without the State of California which may be designated either by the board of directors or by the written consent of all shareholders entitled to vote thereat and not present at the meeting given either before or after the meeting and filed with the secretary of the corporation. In the absence of any such designation, shareholders' meetings shall be held at the head office of the corporation.

                         Section 2. The annual meeting of the shareholders of the corporation shall be held on the second Tuesday of March of each year, at 10:00 A.M. of said day; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of the shareholders shall be held at the same time and place on the next business day thereafter ensuing which is not a legal holiday. At such meeting, directors shall be elected and any other proper business may be transacted which is within the powers of the shareholders. Written notice of each annual meeting shall be given to each shareholder entitled to vote either personally or by first-class mail or other means of written communication (which includes, without limitation and wherever used in these by-laws, telegraphic and facsimile communication), charges prepaid, addressed to each shareholder at the address appearing on the books of the corporation, or given by the shareholder to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders. If no address of a shareholder appears on the books of the corporation or is given by the shareholder to the corporation, notice is duly given to him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located or if published at least once in a newspaper of general circulation in the county in which said principal executive office is located.

                         All such notices shall be given to each shareholder
                 entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication.

                         Such notices shall state:

                         (a)     the place, date and hour of the meeting;

                         (b) those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders;

                         (c) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

                         (d) such other matters, if any, as may be expressly required by statute.

                         Section 3. Special meetings of the shareholders for the purpose of taking any action permitted to be taken by the shareholders under the California General Corporation Law, the California Banking Law and the articles of incorporation of this corporation, may be called by the chairman of the board or the president, or any vice president or by the board of directors, or by the holders of shares entitled to cast not less than ten per cent (10%) of the votes at the meeting. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner and contain the same statements as required for annual meetings of shareholders. Notice of any special meeting shall also specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

                         Section 4. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the preceding sentence.

                         Section 5. The affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively shall constitute at least a majority of the required quorum) shall be the act of the shareholders except as may otherwise be provided by (i) Section 4 of this Article II, (ii) the cumulative voting provisions for the election of directors as stated in this Section below, and (iii) the California General Corporation Law, the California Banking Law or the articles of incorporation of this corporation. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or distribute his votes on the same principle among as many candidates as he shall think fit.

                 No shareholder shall be entitled to cumulate votes unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

                         Section 6. Any action which, under any provision of the laws of the State of California, may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by persons entitled to vote a majority of the shares of the corporation, and filed with the secretary of the corporation.

                         Section 7. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary. Proxies shall be valid and shall be exercised in accordance with the General Corporation Law,
                 Section 705 or successor section thereto.


                                  ARTICLE III

                               Board of Directors

                         Section 1. Subject to the provisions of the General Corporation Law, the California Banking Law and any limitations in the articles of incorporation and these by-laws as to action to be authorized or approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

                         Section 2. The authorized number of directors shall not be less than five (5) nor more than nine (9). The exact authorized number of directors shall be fixed from time to time, within the limits specified in this Section by the board of directors, or by a by-law or amendment thereof duly adopted by the vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of the holders of a majority of the outstanding shares entitled to vote, until changed by a duly adopted amendment to the articles of incorporation or by an amendment to this by-law adopted by approval of the outstanding shares. No amendment shall be adopted reducing the minimum authorized number of directors to a number less than five (5).

                         Subject to the foregoing provisions for changing the
                 authorized number of directors, the authorized number of directors of this corporation shall be six (6).

                         Section 3. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose or by written consent.
                 Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected, except as otherwise provided by statute.

                         Section 4. Each director upon taking office, after the corporation's receipt of a Certificate of Authority to transact business as a bank from the Superintendent of Banks of the State of California, shall make an oath or affirmation as required by Section 682 of the California Financial Code or successor section thereto, and each such oath, subscribed by the director and certified by the officer before whom it is taken, shall be immediately filed with the Superintendent of Banks of the State of California.

                         Section 5. Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.


                                   ARTICLE IV

                             Meetings of Directors

                         Section 1.      The board of directors may fix by
AMENDED          resolution the time and place for the regular quarterly
8/21/86          meeting of the board without other notice than such
                 resolution.  Notice
                 of any change in the time or place of the regular quarterly meeting shall be given to all of the directors in the same manner as notice for special meetings of the board of directors. Immediately following each annual meeting of the shareholders there shall be a regular meeting of the board of directors of the corporation at the place of said annual meeting or at such other place as shall have been designated by the board of directors for the purpose of organization, election of officers and the transaction of other business.
                 Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meeting need be given, provided that notice of any change in the time or place of regular meetings shall be given to all of the directors in the same manner as notice for special meetings of the board of directors. Each regular meeting of the directors shall be held within the State of California. Any regular meeting or special meeting is valid wherever held if held upon written consent of all members of the board given either before or after the meeting and filed with the Secretary of the Corporation.

                         Section 2.      Special meetings of the board of
                 directors may be held at any place which has been designated in the notice of the meeting, or, if not designated in the
AMENDED          notice of the meeting, or, if there is no notice, at the head
8/21/86          office of the corporation.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or president or by any two directors.
                 Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to him at his address as it appears upon the records of the corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) business days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the director or actually transmitted by the person giving the notice by electronic means to the director at least twenty-four (24) hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least twenty-four
                 (24) hours prior to the time of the holding of the meeting.
                 Any notice given personally or by telephone may be communicated to either the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such directors. The notice need not specify the place of the meeting if the meeting is to be held at the head office of the corporation, and need not specify the purpose of the meeting.

                         Each special meeting of the directors shall be held
                 within the State of California unless all directors have given their written consent to the holding of the special meeting outside the State, either before or after the meeting, and each such consent has been filed with the Secretary.

RE-NUMBERED              Section 3.      Presence of a majority of the
8/21/86 authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Sections 310, 311 and 317 of the California General Corporation Law. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.
                 If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

RE-NUMBERED              Section 4.      Notice of a meeting need not be given
8/21/86 to any director who signs a waiver of notice or consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

RE-NUMBERED              Section 5.      Any action required or permitted to be
8/21/86 taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

RE-NUMBERED              Section 6.  The provisions of this Article IV shall
8/21/86 also apply, with necessary changes in points of detail, to committees of the board of directors, if any, and to actions by such committees (except that regular meetings of committees shall be established by the committee and except that special meetings of a committee may also be called at any time by any two members of the committee), unless otherwise provided by these by-laws or by the resolution of the board of directors designating such committees. For such purpose, references to "the board" or "the board of directors" shall be deemed to refer to each such committee and references to "directors" or "members of the board" shall be deemed to refer to members of the committee. Committees of the board of directors which have the authority of the board may be designated, and shall be subject to the limitations on their authority, as provided in Section 311 of the California General Corporation Law or successor section thereto. The appointment of members or alternate members of such a committee requires the vote of a majority of the authorized number of directors.

RE-NUMBERED              Section 7.      Directors and members of committees
8/21/86 may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.


                                   ARTICLE V

                                    Officers

                         Section 1.      The officers of the corporation shall
                 be a chairman of the board or a president, or both, an
AMENDED          auditor, a secretary, and a treasurer, who shall also be the
8/21/86          chief financial officer of the corporation.  The corporation may also have, at the discretion of the board of directors, one or more vice chairmen of the board, one or more senior executive vice presidents, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, one or more assistant vice presidents, one or more deputy secretaries, one or more assistant treasurers, a comptroller, one or more deputy comptrollers, a cashier, one or more assistant cashiers, one or more trust officers, one or more assistant trust officers, and such other officers as may be designated from time to time by the board of directors. Any number of offices may be held by the same person. The officers shall be elected by the board of directors and shall hold office at the pleasure of such board.

                             Chairman of the Board

                         Section 2. The chairman of the board shall, if present, preside at all meetings of the board of directors and of the shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws. The chairman of the board shall, in addition, be the general manager and chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation.


                                  President

                         Section 3. In the absence or disability or refusal to act, of the chairman of the board, the president shall perform all of the duties of the chairman and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman. The president shall have such further powers and shall perform such further duties as may be prescribed for him by the board of directors.

                                Vice Presidents

                         Section 4. In the absence or disability or refusal to act of the chairman of the board, or the president, the vice presidents in order of their rank as fixed by the board of directors, or, if not ranked, the vice president designated by the president or the board of directors, shall perform all of the duties of the chairman and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the board of directors or the by-laws.

                                   Secretary

                         Section 5. The secretary shall keep or cause to be kept at the head office of the corporation or such other place as the board of directors may order, a book of minutes of all proceedings of the shareholders, the board of directors and committees of the board, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at directors' and committee meetings, and the number of shares present or represented at shareholders' meetings. The secretary shall keep or cause to be kept at the head office a record of shareholders or a duplicate record of shareholders showing the names of the shareholders and their addresses, the number of shares and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. The secretary or an assistant secretary, or, if they are absent or unable or refuse to act, any other officer of the corporation, shall give or cause to be given notice of all the meetings of the shareholders, the board of directors and committees of the board required by the by-laws or by law to be given, and he shall keep the seal of the corporation, if any, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the by-laws.

                         Section 6. It shall be the duty of the assistant secretaries to assist the secretary in the performance of his duties and generally to perform such other duties as may be delegated to them by the board of directors.

                         Section 7. The treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the corporation. He shall receive and deposit all moneys and other valuables belonging to the corporation in the name and to the credit of the corporation and shall disburse the same only in such manner as the board of directors or the appropriate officers of the corporation may from time to time determine, shall render to the president and the board of directors, whenever they request it, an account of all his transactions as treasurer and of the financial condition of the corporation, and shall perform such further duties as the board of directors may require.

                         Section 8. It shall be the duty of the assistant treasurers to assist the treasurer in the performance of his duties and generally to perform such other duties as may be delegated to them by the board of directors.

                         Section 9. Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written notice to the board of directors, the president, or the secretary. Resignations shall take effect at the date of receipt of notice thereof, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                         Section 10. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the by-laws for regular appointments to that office.


                                   ARTICLE VI

                                 Annual Report

                         Section 1. So long as the corporation shall have fewer than one hundred (100) shareholders of record (determined as provided in Section 605 of the California General Corporation Law), the requirement of Section 1501 of said law that an annual report be sent to the shareholders is expressly waived.


                                  ARTICLE VII

As Amended                    Signing Authorities
June 1, 1987
                         Section 1. Real property owned by the Corporation in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board of Directors. The Board of Directors may from time to time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Corporation in its own right with such maximum values as the Board of Directors may fix in its authorizing resolution.

                         Section 2.      Subject to the exception provided in
                 Section 1 of this Article, the Chairman, the President, any Vice Chairman of the Board of Directors, any Senior Executive Vice President, any Executive Vice President or any Senior Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Corporation in its own right or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Corporation thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board of Directors, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Corporation authorized in or pursuant to Section 3 of this Article to have the powers set forth therein, other than the officer signing pursuant to this
                 Section 2 of this Article, is authorized to attest to the seal of the Corporation on any documents requiring such seal.

                         Section 3. All acceptances; authentications; bills of exchange; bills of lading; bills receivable; certificates of deposit; certifications required for transfers and deliveries of securities; certifications; checks; disclosure notices required by law; documents required in connection with any Individual Retirement Account or Keogh Plan or similar plan; drafts; endorsements; guarantees of signatures to assignments of stock, bonds or other instruments; letters of credit; notes; documents of any type required for the prosecution or defense of judicial, regulatory or administrative proceedings; orders for the payment of money; other instruments obligating the Corporation for the payment of money; purchasing, investing in, selling, transferring, exchanging or otherwise disposing of, and generally dealing in foreign currencies and in or with any and all forms of securities, including but not limited to options and futures thereon; receipts; and all accounts, petitions, schedules and verifications, may be accepted, endorsed or signed in the name of, or on behalf of, the Corporation in its own right or in any fiduciary, representative or agency capacity by the Chairman, the President, any Vice Chairman of the Board of Directors, any Senior Executive Vice President, any Executive Vice President or any Senior Vice President. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board of Directors, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing any other officer, employee or individual to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

                         Section 4. The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Corporation, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

                         Section 5. Any signing authority authorized by the Chairman, the President, any Vice Chairman of the Board of Directors, any Senior Executive Vice President or any Executive Vice President may be rescinded at any time by any one of said officers and any signing power authorized in or pursuant to Sections 1, 2 or 3 of this Article shall terminate without necessity of further action when the officer or employee having such power leaves the employ of the Corporation.


RE-NUMBERED                       ARTICLE VIII
8/21/86
                                   Amendments

                         Section 1. New by-laws may be adopted or these by-laws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or by the articles of incorporation or these by-laws.

                         Section 2. Subject to the right of shareholders as provided in Section 1 of this Article to adopt, amend or repeal by-laws, and except as otherwise provided by law or by the articles of incorporation, by-laws, other than a by-law or amendment thereof changing the maximum or minimum number of directors, may be adopted, amended or repealed by the board of directors.

                         Section 3. Any amendment to these by-laws shall become effective only when approved by the Superintendent of Banks of the State of California and when a copy thereof, certified by the secretary of this corporation has been filed with the Superintendent.

                                                                       EXHIBIT 6


Before the

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.



                                    CONSENT


         Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned consents that reports of examinations by Federal, State, Territorial, or District authorities, including but not limited to the Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Reserve Banks, and the Federal Deposit Insurance Corporation, may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Dated: March 13, 1995

                                        THE BANK OF NEW YORK TRUST COMPANY
                                          OF CALIFORNIA




                                        By:/s/William F. Chambers
                                           ----------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT 7

Consolidated Report of Condition of
"THE BANK OF NEW YORK TRUST COMPANY OF CALIF."
- ----------------------------------------------
         (Legal title of bank)

of Los Angeles, Los Angeles,
- ----------------------------
  (City)          (County)

and Domestic _____________________ Subsidiaries at the close of business on 12-31, 1994. State Bank No. 1321



ASSETS                                                                    Dollar Amounts in Thousands
 1. Cash and due from banks . . . . . . . . . . . . . . . . . . . . . .                    195      1.
 2. a. Securities, held-to-maturity . . . . . . . . . . . . . . . . . .                  2,228      2a.
    b. Securities, available for sale . . . . . . . . . . . . . . . . .                      0      2b.
 3. Trading account securities  . . . . . . . . . . . . . . . . . . . .                      0      3.
 4. Federal funds sold and securities purchased under
         agreements to resell in domestic offices   . . . . . . . . . .                 23,280      4.
 5. a. Loans, Total (excluding unearned income) . . . . . . . . . . . .       0                     5a.
    b. Less: Allowance for possible loan losses . . . . . . . . . . . .       0                     5b.
    c. Loans, net . . . . . . . . . . . . . . . . . . . . . . . . . . .                      0      5c.
 6. Bank premises, F.F.& E. (including $0 capitalized leases) . . . . .                    214      6.
 7. Real estate owned other than bank premises  . . . . . . . . . . . .                      0      7.
 8. Investments in unconsolidated subsidiaries and
         associated companies   . . . . . . . . . . . . . . . . . . . .                      0      8.
 9. Customers' liability to this bank on acceptances
         outstanding  . . . . . . . . . . . . . . . . . . . . . . . . .                      0      9.
10. Other assets (including $0 intangible)  . . . . . . . . . . . . . .                  1,338     10.
                                                                                        ------
11. TOTAL ASSETS (sum of items 1 thru 10) . . . . . . . . . . . . . . .                 27,255     11.
                                                                                        ======

LIABILITIES
12.  a. TOTAL DEPOSIT IN DOMESTIC OFFICES . . . . . . . . . . . . . . .   3,536                    12a.
           (1) Total demand deposits  . . . . . . . . . . . . . . . . .     881                      (1)
           (2) Total time and savings deposits  . . . . . . . . . . . .   2,655                      (2)
     b. TOTAL DEPOSITS IN FOREIGN OFFICES . . . . . . . . . . . . . . .                      0     12b.
     c. TOTAL DEPOSITS IN DOMESTIC AND FOREIGN
             OFFICES (sum of items 13a & b)   . . . . . . . . . . . . .                  3,536     12c.
13.  Federal funds purchased and securities sold under
         agreements to repurchase in domestic offices   . . . . . . . .                      0     13.
14.  Other liabilities for borrowed money, including
         note balances of U.S. Treasury   . . . . . . . . . . . . . . .                      0     14.
15.  Mortgage indebtedness (including $0 capital leases)  . . . . . . .                      0     15.
16.  Acceptances executed by or for account of this
         bank and outstanding   . . . . . . . . . . . . . . . . . . . .                      0     16.
17.  Other liabilities  . . . . . . . . . . . . . . . . . . . . . . . .                  3,785     17.
                                                                                        ------
18.  TOTAL LIABILITIES (excluding subordinated notes
         and debentures   . . . . . . . . . . . . . . . . . . . . . . .                  7,321     18.
                                                                                        ======
19.  Subordinated notes and debentures  . . . . . . . . . . . . . . . .                      0     19.

SHAREHOLDER'S EQUITY
20.  Preferred stock
     a. No. shares outstanding     0  Amount  . . . . . . . . . . . . .       0                    20.
21.  Common stock
     a. No. shares authorized  1,000                                                               21a.
     b. No. shares outstanding 1,000  Amount  . . . . . . . . . . . . .   1,000                    21b.
22.  Surplus    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13,074                    22.
23.  TOTAL CONTRIBUTED CAPITAL (sum of items 21, 22 & 23) . . . . . . .                 14,074     23.
24.  a. Undivided profits and capital reserves  . . . . . . . . . . . .                  5,860     24a.
     b. Net unrealized gain (loss) on available for sale securities . .                      0     24b.
25.  Cumulative foreign currency translation adjustment . . . . . . . .                      0     25.
26.  TOTAL SHAREHOLDER'S EQUITY (sum of items 23, 24 & 25)  . . . . . .                 19,934     26.
                                                                                        ------
27.  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY . . . . . . . . . . . .                 27,255     27.
                                                                                        ======

MEMORANDUM: AMOUNT OUTSTANDING AS OF REPORT DATE
     Standby letters of credit  . . . . . . . . . . . . . . . . . . . .                      0

The undersigned,
   James L. Birdwell, President and William J. Winkelmann, Vice Pres.
   ----------------------------     ----------------------------------
        (Name and Title)                   (Name and Title)
of the above-named bank, each declares for himself alone and not for the other:
I have personal knowledge of the matters contained in this report and I believe that each statement in said report is true. Each of the undersigned, for himself alone and not for the other, certifies under penalty of perjury that the foregoing is true and correct.

Executed on 1-25-95, at Los Angeles, California
            -------     -----------
             (Date)      (County)

/s/James L. Birdwell                               /s/William J. Winkelmann
- -----------------------                            ----------------------------
     (Signature)                                          (Signature)